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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE PARTNERSHIP

                       SUBSIDIARY                                          STATE OF ORGANIZATION
--------------------------------------------------------  --------------------------------------------------------
National Propane, L.P.                                                            Delaware

National Sales & Service, Inc.                                                    Delaware

Carib Gas Corporation of St. Croix                                                Delaware

Carib Gas Corporation of St. Thomas                                               Delaware




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